Exhibit 10.1

EnerJex Resources, Inc.

4040 Broadway, Suite 508

San Antonio, Texas 78209

(210) 451-5545

March 30, 2017

By Email

PWCM Investment Company IC LLC

614 Davis Street

Evanston, IL 60201

Re:       First Amendment to Letter Agreement

Gentlemen:

We are writing this letter (the “Amendment”) to confirm certain amendments to the terms of that certain letter agreement dated February 10, 2017, “Re: Satisfaction of Secured Indebtedness; Confirmation of Terms” (the “Letter Agreement”) by and among the “Borrower” and the “Successor Lender” named therein. All capitalized terms that appear in this Amendment and are not defined herein shall have the respective meanings ascribed thereto in the Letter Agreement.

1.       Amendment of Letter Agreement.

1.1       Amendment of Section 1.3. Section 1.3 of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

“1.3 Secured Note.  Borrower shall execute in favor of Successor Lender a secured promissory note (the “Restated Secured Note”) in the original principal amount of $4,500,000.

(a)       The Restated Secured Note shall (i) be secured by a first-priority lien in the Company’s oil and gas producing assets situated in the State of Kansas as described in the Loan Documents, (ii) evidence accrued interest on the $4,500,000 principal balance at a rate of 16% per annum, (iii) bear interest from and after May 1, 2017, at a rate of sixteen percent (16.0%) per annum, (iv) be prepayable in full at a discount at any time during the term of the Restated Secured Note upon Borrower’s paying $3,300,000 to Successor Lender, and (v) mature and be due and payable in full on November 1, 2017, provided that (A) Borrower shall have two options to extend the maturity date of the Restated Secured Note for a period of up to 90 days each by delivering to Successor Lender prior to the then-scheduled maturity date both a written notice of extension and payment of an extension fee in the amount of $100,000, (B) each such extension fee shall be applied against the $3,300,000 discounted payoff amount, (C) the $3,300,000 payoff amount shall be further reduced in accordance with Section 1.3(b), below, and (D) for the avoidance of doubt, if Borrower pays to Lender $3,300,000 (less previously paid extension fees, if any) prior to the final maturity date of the Restated Secured Note (as extended by Borrower), then Successor Lender thereupon shall (x) forgive the remaining principal of the Restated Secured Note, all accrued and unpaid interest, and other costs and fees accrued under the Restated Secured Note, and (y) release Borrower’s Kansas assets from the lien securing the Restated Secured Note.

(b)       The terms of the Restated Secured Note shall require Borrower to pay to Successor Lender all net revenues of Borrower from the operation of its Kansas oil and gas asset, which net revenues shall reduce the $3,300,000 payment required to discharge the Restated Secured Note. For purposes of the foregoing, the term “net revenues” shall mean the gross revenues, reduced by royalties, lease operating expenses, taxes, capital expenditures (other than drilling costs), and other operating expenses.

(c)       Successor Lender and Borrower shall execute a Deposit Account Control Agreement covering each bank account of Borrower into which the net revenues from Borrower’s Kansas assets shall be deposited in order to perfect a lien in the amount of such net revenues.

(d)       The Restated Note shall be a nonrecourse obligation of Borrower, and upon any default by Borrower thereunder, Successor Lender shall look solely to its lien in and shall exercise its remedies solely with respect to the Company’s oil and gas assets that are situated in Kansas and pledged, and the net revenues therefrom, as security for such Restated Note.

1.2       Amendment of Section 5.1(e). Section 5.1(e) of the Letter Agreement is hereby deleted in entirety.

1.3       Amendment of Section 3.6. The reference to March 31, 2017 shall be April 30, 2017.

1.4       Amendment of Sections 3.8, 6, and 8.1(e): Closing Date. The parties hereby agree that the Closing Date shall be May 1, 2017. In furtherance thereof, the references to “April 30, 2017,” in Sections 3.8, 6 and 8.1(e) are hereby amended to be references to “May 1, 2017.”

1.5       Amendment of Section 6.1.

(a)       Section 6.1(b) of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

“(b)       Deliver to Successor Lender the Restated Secured Note in the principal amount of $4,500,000”

(b)       Section 6.1 of the Letter Agreement is hereby amended by adding at the end thereof the following new Sections 6.1(d), 6.1(e), and 6.1(f) to read as follows:

“(d)       Make, execute and deliver Deposit Account Control Agreements in furtherance of Section 1.3(c), above.

(e)       Make, execute and deliver the Restated Secured Note.

(f)       Make, execute and deliver a written amendment to the ASEN Service Agreement, by which the Borrower shall forgive any requirement that ASEN pay the invoice for services delivered by Borrower thereunder in the month of April 2017.”

(c)       Section 6.2 of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

"6.2 Successor Lender Deliveries. Successor Lender shall:

(a)       Make, execute and deliver in recordable form such amendments, reconveyances, releases, and other documents and instruments as may be necessary to release from the lien securing the Secured Loan and the Restated Note (i) all bank accounts of the Borrower, other than the Borrower’s bank accounts into which net revenues from such Kansas assets shall be deposited, and (ii) all assets first acquired by Borrower after March 29, 2017.

(b)       Make, execute and deliver an instrument in commercially reasonable form to memorialize the reduction in the principal balance of the Secured Loan to be equal to the original principal amount of the Restated Secured Note.

(c)       Execute a written acceptance of the Restated Secured Note, agreeing to the terms thereof as described in Section 1.3, above.

(d)       Make, execute and deliver such other commercially reasonable documents and instruments, and take such other commercially reasonable actions, as may be necessary or convenient for effectuating the Transactions in accordance with this Letter Agreement.”

2.       Conveyance of Kansas Assets to SPE Subsidiary.

2.1       Prior to or concurrently with the Closing on or before May 1, 2017, Borrower will form (or merge all existing subsidiary entities that own Borrower's Kansas assets with and into) a wholly-owned, single-purpose, bankruptcy-remote, Delaware limited liability company (the "SPE Sub"), (a) of which the Company is the sole member and whose sole purpose is to own and operate the Kansas Assets, and (b) which (i) will be managed by the Company, and (ii) will engage an independent manager approved by Successor Lender, whose vote is required as a condition of such SPE Sub filing a bankruptcy petition under the United States Bankruptcy Code.

2.2       At the Closing on or before May 1, 2017, the SPE Sub will (a) guarantee the obligations of Borrower under Restated Secured Note, and (b) secure that guaranty by a mortgage encumbering the Kansas oil and gas producing assets.

3.       Consideration for Amendment. The parties acknowledge and agree that Borrower’s waiver of the fees accruing under the ASEN Service Agreement pursuant to Section 6.1(f) of the Letter Agreement (as added thereto pursuant to Section 1.4(b), above) is the consideration for Successor Lender’s agreement to execute this Amendment and discharge the obligations of Successor Lender hereunder.

4.       Miscellaneous. Except as expressly modified by Sections 1, 2, and 3, above, all of the terms and conditions of the Letter Agreement are hereby ratified and confirmed and remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, binding on each signatory thereto. A copy of this Amendment that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment (e.g., in ".tif" or ".pdf" format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party's original signature.

Sincerely,

EnerJex Resources, Inc., a Nevada corporation		EnerJex Kansas, Inc. (f/k/a Midwest Energy, Inc.), a Nevada corporation

By		By
	Name: Louis G. Schott		Name: Louis G. Schott
	Title: Interim Chief Executive Officer		Title: Interim Chief Executive Officer

Working Interest, LLC, a Texas limited liability company		Black Sable Energy, LLC, a Texas limited liability company

By		By
	Name: Louis G. Schott		Name: Louis G. Schott
	Title: Interim Chief Executive Officer		Title: Interim Chief Executive Officer

Black Raven Energy, Inc., a Nevada corporation		Adena, LLC, a Colorado limited liability company

By		By
	Name: Louis G. Schott		Name: Louis G. Schott
	Title: Interim Chief Executive Officer		Title: Interim Chief Executive Officer

Acceptance

The undersigned agrees to and accepts the foregoing terms and conditions of this Amendment, and agrees to be legally bound by the numbered paragraphs therein.

RES Investment Group, LLC, a North Carolina limited liability company		PWCM Investment Company IC LLC, a Delaware limited liability company

By		By
	Name: Robert E. Stephenson, Jr.		Name: David M. Zirin
	Title: Managing Member		Title: Manager

Round Rock Development Partners, LP, a Delaware limited partnership		Cibolo Holdings, LLC a Texas limited liability company

By	Cibolo Creek Partners, LLC, a Delaware
	limited liability company, its general partner	By:
Name: Phillip R. Hall
Title: Manager
By
Name: B.J. Parrish
Title: Vice President